Exhibit (j)(2)

RESTATED ADMINISTRATIVE AGENCY AGREEMENT

THIS RESTATED ADMINISTRATIVE AGENCY AGREEMENT (the “Agreement”) is made as of July 8, 2010 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the “Administrator”), and EACH FUND ENTITY LISTED ON APPENDIX A HERETO, as amended from time to time (each, a “Fund”).

WITNESSETH:

WHEREAS, the Fund is registered with the United States Securities and Exchange Commission as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, certain of the Funds have entered into separate Administrative Agency Agreements with the Administrator covering one or more of the services contemplated hereunder; and

WHEREAS, the applicable Funds and the Administrator desire to consolidate each individual Administrative Agency Agreement into this Agreement and to update terms, where applicable;

WHEREAS, the Fund desires to retain (or continues to retain, as the case may be) the Administrator to render certain services to the Fund, and the Administrator is willing to render such services; and

WHEREAS, the Fund’s investment manager, Allianz Global Investors Fund Management LLC (the “Adviser”), desires to procure and pay for Portfolio Compliance Monitoring, Financial Reporting and Tax Support Services with respect to one or more of the Funds, and the Administrator is willing to render such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Administrator. The Fund hereby employs and appoints the Administrator to act as its administrative agent on the terms set forth in this Agreement, and the Administrator accepts such appointment.

2. Delivery of Documents. The Fund will on a continuing basis provide the Administrator with:

2.1 properly certified or authenticated copies of resolutions of the Fund’s Board of Directors or Trustees authorizing the appointment of the Administrator as administrative agent of the Fund and approving this Agreement;

2.2 a copy of the Fund’s most recent registration statement;

2.3 copies of all agreements between the Fund and its service providers, including without limitation, advisory, distribution and administration agreements and distribution and/or shareholder servicing plans;

2.4 a copy of the Fund’s valuation procedures;

2.5 a copy of the Fund’s Articles of Incorporation/Declaration of Trust and By-laws;

2.6 any other documents or resolutions (including but not limited to directions or resolutions of the Fund’s Board of Directors or Trustees) which relate to or affect the Administrator’s performance of its duties hereunder or which the Administrator may at any time reasonably request; and

2.7 copies of any and all amendments or supplements to the foregoing.

3. Duties as Administrator. Subject to the supervision and direction of the Fund’s Board of Directors or Trustees, the Administrator will perform the administrative services described in Appendix B hereto. Additional services may be provided by the Administrator upon the request of the Fund as mutually agreed from time to time. In performing its duties and obligations hereunder, the Administrator will act in accordance with the Fund’s instructions as defined in Section 5 (“Instructions”). It is agreed and understood that the Administrator shall not be responsible for the Fund’s compliance with any applicable documents, laws or regulations, or for losses, costs or expenses arising out of the Fund’s failure to comply with said documents, laws or regulations or the Fund’s failure or inability to correct any non-compliance therewith. The Administrator shall in no event be required to take any action, which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

3.1 Records. The Administrator will maintain and retain such records as required by the 1940 Act and other applicable federal securities laws and created pursuant to the performance of the Administrator’s obligations under this Agreement. The Administrator will maintain such other records as requested by the Fund and received by the Administrator. The Administrator shall not be responsible for the accuracy and completeness of any records not created by the Administrator. The Administrator acknowledges that the records maintained and preserved by the Administrator pursuant to this Agreement are the property of the Fund and will be, at the Fund’s expense, surrendered promptly upon reasonable request. In performing its obligations under this Section, the Administrator may utilize micrographic and electronic storage media as well as independent third party storage facilities.

4. Duties of the Fund. The Fund shall notify the Administrator promptly of any matter affecting the performance by the Administrator of its services under this Agreement and where the Administrator is providing fund accounting services pursuant to this Agreement shall promptly notify the Administrator as to the accrual of liabilities of the Fund, liabilities of the Fund not appearing on the books of account kept by the Administrator as to the existence, status and proper treatment of reserves, if any, authorized by the Fund. Where the Administrator is providing portfolio compliance monitoring services pursuant to this Agreement, the Fund agrees to notify the Administrator in the event the Fund or any officer, employee or agent of the Fund detects a possible non-compliance of the Fund with its investment restrictions, policies and limitations. The Fund agrees to provide such information to the Administrator as may be requested under the banking and securities laws of the United States or other jurisdictions relating to “Know Your Customer” and money laundering prevention rules and regulations (collectively, the “KYC Requirements”). For purposes of this subsection, and in connection with all applicable KYC Requirements, the Fund is the “client” or “customer” of the Administrator. The Fund further represents that it will perform all obligations required under applicable KYC Requirements with respect to its “customers” (as defined in the KYC Requirements) and that, because these customers do not constitute “customers” or “clients” of the Administrator under such applicable rules and regulations, the Administrator is under no such similar obligations.

5. Instructions.

5.1 The Administrator shall not be liable for, and shall be indemnified by the Fund against any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Instructions or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed or authorized by the proper party or parties. A list of persons so authorized by the Fund (“Authorized Persons”) is attached hereto as Appendix C and upon which the Administrator may rely until its receipt of notification to the contrary by the Fund.

5.2 Instructions shall include a written request, direction, instruction or certification signed or initialed on behalf of the Fund by one or more persons as the Board of Directors or Trustees of the Fund shall have from time to time authorized in writing. Those persons authorized to give Instructions may be identified by the Board of Directors or Trustees by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give Instructions on behalf of the Fund.

5.3 Telephonic or other oral instructions or instructions given by telefax transmission may be given by any one of the above persons and will also be considered Instructions if the Administrator believes them to have been given by a person authorized to give such Instructions with respect to the transaction involved.

5.4 With respect to telefax transmissions, the Fund hereby acknowledges that (i) receipt of legible instructions cannot be assured, (ii) the Administrator cannot verify that authorized signatures on telefax instructions are original, and (iii) the Administrator shall not be responsible for losses or expenses incurred through actions taken in reliance on such telefax instructions. The Fund agrees that such telefax instructions shall be conclusive evidence of the Fund’s Instruction to the Administrator to act or to omit to act.

5.5 Instructions given orally will not be confirmed in writing and the lack of such confirmation shall in no way affect any action taken by the Administrator in reliance upon such oral Instructions. The Fund authorizes the Administrator to tape record any and all telephonic or other oral Instructions given to the Administrator by or on behalf of the Fund (including any of its officers, directors, trustees, employees or agents or any investment manager or Adviser or person or entity with similar responsibilities which is authorized to give Instructions on behalf of the Fund to the Administrator.)

6. Expenses and Compensation. For the services to be rendered and the facilities to be furnished by the Administrator as provided for in this Agreement, the Fund or the Adviser shall pay the Administrator for services rendered pursuant to this Agreement a fee based on such fee schedule as may from time to time be agreed upon in writing by the Fund, the Adviser and the Administrator and as currently set forth in Appendix E. Additional services performed by the Administrator as requested by the Fund or the Adviser shall be subject to additional fees as agreed from time to time by the parties. In addition to such fee, the Administrator shall bill the Fund or the Adviser (as the case may be) separately for any reasonable out-of-pocket disbursements of the Administrator based on an out-of-pocket schedule as may from time to time be agreed upon in writing by the Fund, the Adviser and the Administrator and as currently set forth in Appendix E. The foregoing fees and disbursements shall be billed to the Fund or the Adviser (as the case may be) by the Administrator and shall be paid promptly by wire transfer or other appropriate means to the Administrator.

7. Standard of Care. The Administrator shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Administrator shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

8. General Limitations on Liability. The Administrator shall incur no liability with respect to any telecommunications, equipment or power failures, or any failures to perform or delays in performance by postal or courier services or third-party information providers (including without limitation those listed on Appendix D).

8.1 The Administrator shall also incur no liability under this Agreement if the Administrator or any agent or entity utilized by the Administrator shall be prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of causes or events beyond its control, including but not limited to:

8.1.1 any Sovereign Event. A “Sovereign Event” shall mean any nationalization; expropriation; devaluation; revaluation; confiscation; seizure; cancellation; destruction; strike; act of war, terrorism, insurrection or revolution; or any other act or event beyond the Administrator’s control;

8.1.2 any provision of any present or future law, regulation or order of the United States or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency; and

8.1.3 any provision of any order or judgment of any court of competent jurisdiction.

8.2 The Administrator shall not be held accountable or liable for any losses, damages or expenses the Fund or any shareholder or former shareholder of the Fund or any other person may suffer or incur arising from acts, omissions, errors or delays of the Administrator in the performance of its obligations and duties as provided in Section 3 hereof, including without limitation any error of judgment or mistake of law, except a damage, loss or expense directly resulting from the Administrator’s willful malfeasance, bad faith or negligence in the performance of such Administrator’s obligations and duties.

8.3 In no event and under no circumstances shall the Administrator be held liable to the other party for consequential or indirect damages, loss of profits, damage to reputation or business or any other special or punitive damages arising under or by reason of any provision of this Agreement or for any act or omissions hereunder, even if the Administrator has been advised of the possibility of such damages or losses.

9. Specific Limitations on Liability. In addition to, and without limiting the application of the general limitations on liability contained in Section 8, above, the following specific limitations on the Administrator’s liability shall apply to the particular administrative services set forth on Appendix B hereto.

9.1 Portfolio Compliance Monitoring. The compliance monitoring of the investments of the Fund with respect to investment restrictions and policies is subject to parameters that may vary over time and which may be beyond the control or knowledge of the Administrator. Consequently, the results of the monitoring as notified by the Administrator to the Fund are to be considered merely as an indication of possible non-compliance with the investment restrictions and policies of the Fund rather than an affirmative statement as to non-compliance with the investment restrictions and policies. Moreover, the Administrator may not detect a breach and consequently might not notify the Fund thereof if information or data in its possession are inaccurate, incomplete or ambiguous. The Fund and its investment advisers shall remain fully responsible for ensuring compliance of the investments of the Fund with its investment restrictions and policies and the services provided by the Administrator in monitoring investment restrictions and policies shall not be deemed to be a delegation of the Fund’s or the investment advisers’ responsibility to the Administrator. In addition, the Fund agrees that the Administrator shall not be liable for the accuracy, completeness or use of any information or data that CRD (as defined in Appendix B hereof) or any other compliance system used by the Administrator generates in connection with such administrative compliance monitoring on any given date.

9.2 Liability for Fund Accounting Services. Without limiting the provisions in Section 8 hereof, the Administrator’s liability for acts, omissions, errors or delays relating to its fund accounting obligations and duties shall be limited to the amount of any expenses associated with a required recalculation of net asset value (“NAV”) or any direct damages suffered by shareholders in connection with such recalculation. The Administrator’s liability or accountability for such acts, omissions, errors or delays shall be further subject to clauses 9.2.1 through 9.2.4 below.

9.2.1. The parties hereto acknowledge that the Administrator’s causing an error or delay in the determination of NAV may, but does not in and of itself, constitute negligence or reckless or willful misconduct. The parties further acknowledge that in accordance with industry practice, the Administrator shall be liable and the recalculation of NAV shall be performed only with regard to errors in the calculation of the NAV that are greater than or equal to $.01. If a recalculation of NAV occurs, the Fund agrees to reprocess shareholder transactions consistent with its then-current NAV Error Correction Procedures, a copy of which the Administrator acknowledges receipt (and amendment(s) to which shall be promptly notified to the Administrator by the Fund), and to take such other action(s) that are consistent with those procedures so as to eliminate or minimize to the extent possible the liability of the Administrator.

9.2.2. In no event shall the Administrator be liable or responsible to the Fund, any present or former shareholder of the Fund, or any other person for any error or delay that continued or was undetected after the date of an audit performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such accountants should have become aware of such error or delay in the course of performing such audit.

9.2.3 The Administrator shall not be held accountable or liable to the Fund, any shareholder or former shareholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (i) the Administrator’s usage of a third party service provider for the purpose of storing records delivered to the Administrator by the Fund and which the Administrator did not create in the performance of its obligations hereunder; (ii) the Administrator’s failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Fund; or (iii) any errors in the computation of NAV based upon or arising out of quotations or information as to corporate actions if received by the Administrator either (a) from a source which the Administrator was authorized to rely upon (including, but not limited to, the fair value pricing procedures of any investment manager of adviser of the Fund and those sources listed on Appendix D), (b) from a source which in the Administrator’s reasonable judgment was as reliable a source for such quotations or information as such authorized sources, or (c) relevant information known to the Fund or its service provider which would impact the calculation of NAV but which is not communicated by the Fund or its service providers to the Administrator. To the extent that Fund assets are not in the custody of the Administrator, the Administrator may conclusively rely on any reporting in connection with such assets provided to the Administrator by a third party on behalf of the Fund.

9.2.4. In the event of any error or delay in the determination of such NAV for which the Administrator may be liable, the Fund and the Administrator will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former shareholders, in order that the Administrator’s exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Administrator, the Fund and the Administrator will consider such relevant factors as the amount of the loss involved, the Fund’s desire to avoid loss of shareholder good will, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which shareholders or former shareholders might have obtained by reason of the error, and the possibility that other parties providing services to the Fund might be induced to absorb a portion of the loss incurred.

10. Indemnification. The Fund hereby agrees to indemnify the Administrator against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any claim, demand, action or suit, in connection with or arising out of performance of its obligations and duties under this Agreement, not resulting from the willful malfeasance, bad faith or negligence of the Administrator in the performance of such obligations and duties. The provisions of this Section 10 shall survive the termination of this Agreement.

11. Reliance by the Administrator on Opinions of Counsel and Opinions of Certified Public Accountants. The Administrator may consult with its counsel, the Fund’s counsel, the Fund’s certified public accountant or the Fund’s Treasurer in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently in acting upon the advice of its counsel (so long as, with respect to advice from the Administrator’s outside counsel, the Fund and the Adviser agree with such advice in writing), the Fund’s counsel, such certified public accountant, or the Fund’s Treasurer.

12. Termination of Agreement. This Agreement may be terminated by either party in accordance with the provisions of this Section.

12.1 This Agreement shall continue in full force and effect until either party terminates this Agreement by written notice effective no sooner than seventy-five (75) days following the date that notice to such effect shall be delivered to the other party at its address set forth herein. Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time (a) for cause, which shall be a material breach of the Agreement not cured within sixty (60) days, in which case termination shall be effective upon written receipt of notice by the non-terminating party, or upon thirty (30) days written notice to the other party in the event that such other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect. In the event a termination notice is given by a party hereto, all expenses associated with the movement of records and materials and the conversion thereof shall be paid by the Fund for which services shall cease to be performed hereunder. The Administrator shall be responsible for completing all actions in progress when such termination notice is given unless otherwise agreed.

12.2. Upon termination of the Agreement in accordance with this Section 12, the Fund may request the Administrator to promptly deliver to the Fund or to any designated third party all records created and maintained by the Administrator pursuant to Section 3.1 of this Agreement, as well as any Fund records maintained but not created by the Administrator. The Administrator agrees to reasonably cooperate with the transfer of the aforementioned records at the Fund’s request. A request shall be provided in writing by the Fund to the Administrator within seventy-five (75) days of the date of termination of the Agreement for the Administrator to provide to the Fund a certification that all records created by the Administrator pursuant to its obligations under Section 3.1 of this Agreement are accurate and complete. After seventy-five (75) days of the date of termination of this Agreement, the Administrator shall continue to maintain all Fund records created by the Administrator hereunder in accordance with its records retention policy (which policy at all times shall be consistent with applicable laws).

13. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by applicable law.

For the avoidance of doubt, the confidential information of the Fund is subject to the following additional conditions: (1) the Fund’s portfolio holdings information is the confidential property of the Fund and may not be disclosed or used for any purpose except in connection with the provision of services to the Funds (under this Agreement or any other agreement) and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by this Agreement, the Administrator agrees to limit access to such portfolio holdings information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon reasonable written request from the Fund or its Authorized Person, the Administrator shall, subject to its records retention policy, promptly return or destroy the Fund’s portfolio holdings information.

14. Tape-recording. The Fund authorizes the Administrator to tape record any and all telephonic or other oral instructions given to the Administrator by or on behalf of the Fund, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Fund in writing. The Fund further agrees to solicit valid written or other consent from any of its employees with respect to telephone communications to the extent such consent is required by applicable law.

15. Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

16. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

17. Headings. The section headings in this Agreement are for the convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions thereof.

18. Governing Law. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts without giving effect to conflicts of laws principles and each of the parties hereto irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts in the City of Boston and the federal courts located in the City of Boston. The fund irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any of the aforesaid courts and any claim that any such action or proceeding has been brought in an inconvenient forum. Furthermore, each party hereto irrevocably waives any right that it may have to trial by jury in any action, proceeding or counterclaim arising out of or related to this Agreement or the services contemplated hereby.

The Fund’s Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Fund by an officer of the Fund as an officer and not individually, and the obligations imposed upon each Fund by this Agreement are not binding on the Fund’s Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

19. Notices. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at 1345 Avenue of the Americas, New York, New York 10105, Attention: Head of Fund Administration, with a copy to the Chief Legal Officer or to such other address as the Fund may have designated to the Administrator in writing, or to the Administrator at 40 Water Street, Boston, MA 02109, Attention: Manager, Fund Administration Department, or to such other address as the Administrator may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

20. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Fund and the Administrator and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

21. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Agreement shall be acceptable evidence of the existence of the Agreement and the Administrator shall be protected in relying on the photocopy or telefax until the Administrator has received the original of the Agreement.

22. Exclusivity. The services furnished by the Administrator hereunder are not to be deemed exclusive, and the Administrator shall be free to furnish similar services to others.

23. Authorization. The Fund hereby represents and warrants that, where required, the Fund’s Board of Trustees has authorized the execution and delivery of this Agreement and that an authorized officer of the Fund has signed this Agreement, Appendices A, B, C, and D and E hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Patricia R. Fallon
Name:	Patricia R. Fallon
Title:	Managing Director
Date:	March 1, 2011

EACH FUND ENTITY LISTED ON APPENDIX A HERETO

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	President/CEO
Date:	3/18/11

Acknowledged and agreed in respect of its obligations under Section 6,

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director
Date:	3/18/11

APPENDIX A

TO

THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

Dated as of July 8, 2010

The following is a list of the fund entities for which the Administrator shall serve under an Administrative Agency Agreement, dated as of July 8, 2010. The specific administrative services that will be provided to each fund entity are as denoted below and further described in Appendix B to the Restated Administrative Agency Agreement.

Breakdown of Administrative Services Provided
Fund Name	Entity Type	Fund Accounting Services	Portfolio Compliance Monitoring Services	Financial Reporting Services	Tax Support Services	Auction Preferred Shares Testing Services
NFJ Dividend, Interest & Premium Strategy Fund	Massachusetts business trust	✓	✓	✓	✓
AGIC Convertible & Income Fund (formerly known as Nicholas-Applegate Convertible & Income Fund)	Massachusetts business trust	✓		✓	✓	✓
AGIC Convertible & Income Fund II (formerly known as Nicholas-Applegate Convertible & Income Fund II)	Massachusetts business trust	✓		✓	✓	✓
AGIC Equity & Convertible Income Fund (formerly known as Nicholas-Applegate Equity & Convertible Income Fund)	Massachusetts business trust	✓		✓	✓
AGIC Global Equity & Convertible Income Fund (formerly known as Nicholas-Applegate Global Equity & Convertible Income Fund)	Massachusetts business trust	✓		✓	✓
AGIC International & Premium Strategy Fund (formerly known as Nicholas-Applegate International & Premium Strategy Fund)	Massachusetts business trust				✓
Allianz AGIC Income & Growth Fund (formerly known as Allianz NACM Income & Growth Fund)	A series of Allianz Funds, a Massachusetts business trust				✓
Allianz AGIC Convertible Fund (formerly known as Nicholas-Applegate U.S. Convertible Fund)	A series of Allianz Funds Multi-Strategy Trust, a Massachusetts business trust				✓
Allianz AGIC High Yield Bond Fund (formerly known as Nicholas-Applegate U.S. High Yield Bond Fund)	A series of Allianz Funds Multi-Strategy Trust, a Massachusetts business trust				✓

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EACH FUND ENTITY LISTED ON THIS APPENDIX A

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	President/CEO
Date:	3/18/11

Acknowledged and agreed in respect of its obligations under Section 6 of the Restated Administrative Agency Agreement,

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director
Date:	3/18/11

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APPENDIX B

TO

THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

Dated as of July 8, 2010

Fund Accounting Services

The Administrator will provide the following fund accounting services to each Fund each day that such Fund and the New York Stock Exchange (“NYSE”) is open (each a “Business Day”): transaction processing and review, custodial reconciliation, securities pricing and investment accounting.

Transaction Processing and Review. The Administrator shall input and reconcile each Fund’s investment activity including with respect to:

•	Investment taxlots

•	Income

•	Dividends

•	Principal paydowns

•	Capital activity

•	Expense accruals

•	Cash activity

•	Corporate Reorganizations

Custodial Reconciliation. The Administrator shall reconcile the following positions of each Fund against the records of the Custodian:

•	Securities holdings

•	Cash including cash transfers, fees assessed and other investment related cash transactions

•	Trade settlements

Securities Pricing. The Administrator shall update each security position of each Fund as to the following:

•	Market prices obtained from approved sources including those listed on Appendix D or Fair Valuations obtained from an Authorized Person of the Fund

•	Mark to market of non-base receivables/payables utilizing approved foreign exchange quotations as quoted in Appendix D

•	Mark to market of non-base currency positions utilizing the approved sources quoted in Appendix D or Fair Valuations obtained from an Authorized Person of the Fund

Investment Accounting. The Administrator shall provide the following investment accounting services to each Fund:

•	Amortization/accretion at the individual tax lot level

•	General ledger entries

•	Book value calculations

•	Trade Date + 1 accounting

•	Calculation of Net Asset Value Per Share (“NAV”) as of the close of business of the NYSE

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Portfolio Compliance Monitoring Services

The following is a description of the compliance monitoring services with respect to the investments of the Fund:

Daily Testing and Exception Reporting

•	The Administrator will email a daily report to the designated compliance group contact at the Fund by end of business each day when an exception is identified on the Fund.

•	The Administrator will report open items on the daily report for subsequent days until resolved by the Fund or until the Fund has instructed to no longer include on the report.

•	The Fund will be responsible for reviewing daily testing results provided by the Administrator and providing additional information regarding the status of each identified exception.

•	The Fund will be responsible for determining and executing the remedy for any identified exceptions.

Weekly segregation, options coverage and in-out of money testing

•	The Administrator will perform weekly segregation and analysis to determine whether all “future obligations” are covered by cash or liquid securities, options coverage testing and “in-out of the money” calculations.

•	The Administrator will send an Excel workbook weekly containing the analysis completed by 5pm on Monday.

•	The Fund will be responsible for reviewing weekly testing results provided by the Administrator and providing additional information regarding the status of each identified exception.

•	The Fund will be responsible for determining and executing the remedy for any identified exceptions.

Month end reporting

•	The Administrator will provide monthly reporting to the Fund with full reporting results for all guidelines tested at the Administrator.

•	The Administrator reporting will show the results of all tests both in FAIL and PASS status as well as the associated detail.

•	The Administrator will generally be provided by the 10th business day following each month end unless otherwise specified.

Auction Preferred Shares Testing Services

The following is a description of the auction preferred shares testing services with respect to the investments of the Fund:

Weekly auction preferred shares testing

•	The Administrator will provide weekly basic maintenance amount reporting to the Fund will full reporting results for all by-law guidelines tested at the Administrator.

•	The Administrator reporting will show the results of all tests both in FAIL and PASS status as well as the associated detail.

•	The Administrator will send an Excel workbook weekly containing the analysis completed by 12pm on Tuesday.

•	The Fund will be responsible for reviewing weekly testing results provided by the Administrator and providing additional information regarding the status of each identified exception.

•	The Fund will be responsible for determining and executing the remedy for any identified exceptions.

Monthly auction preferred shares testing

•	The Administrator will provide monthly basic maintenance amount reporting to the Fund will full reporting results for all by-law guidelines tested at the Administrator.

•	The Administrator reporting will show the results of all tests both in FAIL and PASS status as well as the associated detail.

•	The Administrator will send an Excel workbook monthly containing the analysis completed by 12pm on the second business day of the month.

•	The Fund will be responsible for reviewing monthly testing results provided by the Administrator and providing additional information regarding the status of each identified exception.

•	The Fund will be responsible for determining and executing the remedy for any identified exceptions.

Financial Reporting Services

The Administrator shall accumulate information for and prepare

•	Within a 60-day production cycle, one annual and one semi-annual shareholder report per Fund per fiscal year, as applicable

•	one annual report and one semi-annual report per Fund on Form N-SAR, as applicable

•	one first fiscal quarter report and one third fiscal quarter report per Fund on Form N-Q, as applicable

The Administrator shall provide the following additional services as requested by the Fund:

•	Monthly UNI rollforward for AGIC Convertible & Income Fund and AGIC Convertible & Income Fund II

•	Assist with the preparation of four earnings releases per Fund performed on each Fund’s fiscal quarter

Tax Support Services

Services performed for both Fiscal Year End and Excise Cycles:

•	Prepare and maintain tax accruals and necessary adjustments for convertible preferred stock investments

•	Prepare Qualified Dividend Income Percentages

•	Prepare Dividends Received Deduction Percentages

•	Prepare QCCO/Straddle Analysis tax adjustment

Services performed for shareholder reporting:

•	Prepare Treasury Income Percentages

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Patricia R. Fallon
Name:	Patricia R. Fallon
Title:	Managing Director
Date:	March 1, 2011

EACH FUND ENTITY LISTED ON APPENDIX A
TO THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	President/CEO
Date:	3/18/11

Acknowledged and agreed in respect of its obligations under Section 6 of the Restated Administrative Agency Agreement,

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director
Date:	3/18/11

APPENDIX C

TO

THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

Dated as of July 8, 2010

List of Authorized Persons

EACH FUND ENTITY LISTED ON APPENDIX A
TO THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	President/CEO
Date:	3/18/11

APPENDIX D

TO

THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

Dated as of July 8, 2010

AUTHORIZED SOURCES

The Fund hereby acknowledges that the Administrator is authorized to use the following authorized sources and their successors and assigns for financial reporting, compliance monitoring, performance measurement, pricing (including corporate actions, dividends and rights offering), and foreign exchange quotations, to assist it in fulfilling its obligations under the aforementioned Agreement.

BLOOMBERG

RUSSELL/MELLON

FUND MANAGERS / CLIENT DIRECTED

INTERACTIVE DATA CORPORATION

REPUTABLE BROKERS

THOMSON REUTERS

SUBCUSTODIAN BANKS

SIX TELEKURS

REPUTABLE FINANCIAL PUBLICATIONS

STOCK EXCHANGES

STAT PRO

MORGAN STANLEY CAPITAL INTERNATIONAL

WALL STREET OFFICE

PRICING DIRECT

MARKIT

SUPER DERIVATIVES

S&P

DOW JONES

JP MORGAN

SQX (SECURITIES QUOTE EXCHANGE)

BARCLAYS

FITCH SOLUTIONS

MOODYS

FORD EQUITY RESEARCH

FTSE GROUP

INVESTMENT TECHNOLOGY GROUP (ITG)

WM COMPANY

WOLTERS KLUWER FINANCIAL SERVICES

DEPOSITORIES (DTC, EUROCLEAR, ETC)

CLEARING BANKS (JP MORGAN CHASE, BANK OF NEW YORK MELLON, ETC)

OeKB

CITIGROUP INDEX LLC

MORNINGSTAR INC.

Other data source:

EACH FUND ENTITY LISTED ON APPENDIX A TO THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	President/CEO
Date:	3/18/11

APPENDIX E

TO

THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

Dated as of July 8, 2010

RESTATED FEE SCHEDULE

I.	Fund Accounting & Administration - US

Fund Accounting

Minimums

Additional Charges & Services

APS Testing

*	See attached service matrix which outlines funds applicable to service charge

II.	Out of Pocket Expenses

III.	Billing

IV.	Assumptions and Parameters

V.	Fund Service Breakdown

Terms not otherwise defined herein shall have the meaning attributed thereto under the Restated Administrative Agency Agreement.

I.	Fund Accounting & Administration - US

Fund Accounting

The below asset charges will be applied for fund accounting services.

Annual Asset Charge (BP)
.75

For each additional sub-adviser there will be an annual surcharge of $17,500.

Minimums

Should the monthly asset based fees generated by each account not exceed the individual account monthly minimum; the monthly minimum will be applied.

Type	Monthly Minimum (USD)
Accounting	$1,650

Additional Charges & Services

Fund Administration Type	Annual Charge (USD)
* Financial Reporting	$14,000
* Portfolio Compliance	$36,000

The following charges are applicable to specialized services charged at an hourly or negotiated rate.

Fund Administration Type	Hourly Charge (USD)
Consultative Services
Tax Support Services: Convertible Preferred Stock Tax Analysis	$150

The Administrator reserves the right to amend the Fund Accounting and Administration fees in consideration of ongoing changes to regulation.

APS Testing

Fund Administration Type	Monthly Charge (USD)
One Rating Agency	$1,250
Two Rating Agencies	$1,500

*	See attached service matrix which outlines funds applicable to service charge

II.	Out of Pocket Expenses

Out-of-pocket expenses may include, but are not limited to, postage, courier and overnight mail charges, telephone and telecommunication charges, including fax charges, duplicating charges including those relating to filings with federal and state regulatory authorities and Board meeting materials, forms and supplies including those relating to Board meeting materials, travel and lodging expenses relating to travel to and from Board meetings, certain filings with federal and/or state regulatory filings, customized computer programming requests, charges for organizing documents, pricing service charges, record retention, reproduction, retrieval and destruction costs, locally mandated charges, subcustodian communications expenses, telex expenses, audit reporting expenses, legal expenses, direct expenses such as tax reclaims, stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges when the agent is not in the U.S., taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, holding charges, lifting fees and inquiry fees from correspondents and registration fees, and other expenses as agreed to by the parties from time to time would be applied to your account.

III.	Billing

Fees are payable on a monthly basis in US Dollars.

The Administrator will automatically debit the agreed upon account, specified in the direct debit authorization letter for the invoiced amount.

IV.	Assumptions and Parameters

The Fund agrees to pay the Administrator the aforementioned charges and fees in connection with Fund Accounting and APS Testing Services. The Adviser agrees to pay the Administrator the aforementioned charges and fees in connection with Portfolio Compliance Monitoring, Financial Reporting, and Tax Support Services.

This fee schedule is confidential and may not be disclosed to any third party without prior consent of both parties. This fee schedule may not be republished.

Fees quoted above are offered contingent upon the information provided and assume the actual experience will not be materially different from projected activity. The Administrator reserves the right to modify this fee schedule as additional markets and/or services are introduced.

Accepted and agreed:

Fee Schedule Effective Date: January 2011

Each Fund Entity Listed on Appendix A to the Restated Administrative Agency Agreement

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Date:	3/18/11

Acknowledged and agreed in respect of its obligations under Section 6 of the Restated Administrative Agency Agreement (as detailed in this Appendix E).
Allianz Global Investors Fund Management LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel, Managing Director
Date:	3/18/11

Brown Brothers Harriman & Co.

By:	/s/ Patricia R. Fallon
Name:	Patricia R. Fallon, Managing Director
Date:	March 1, 2011

AMENDMENT

TO RESTATED ADMINISTRATIVE AGENCY AGREEMENT

This Amendment to the Restated Administrative Agency Agreement dated July 8, 2010 (as amended and supplemented, the “Agreement”) by and between each fund entity listed on Appendix A attached to the Agreement (the most recent copy of which is attached hereto), as amended from time to time (each a “Fund) and Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the “Administrator”) is effective as of [DATE].

The parties hereby agree to amend the Agreement as follows:

Appendix A to the Agreement, which is dated March 18, 2011, is hereby deleted in its entirety and replaced with Appendix A attached hereto dated [DATE].

I. Miscellaneous

1. As amended and appended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. Terms not otherwise defined herein shall have the definitions set forth in the Agreement.

3. By signing below where indicated, each Fund hereby ratifies and affirms each of the representations and warranties set forth in the Agreement and confirms that each representation and warranty remains true and correct as of the date hereof.

4. This Amendment, the Agreement and the other agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral.

Each fund entity listed on Appendix A to the Agreement	BROWN BROTHERS HARRIMAN & CO.

By:	By:

Name:	Name:

Title:	Title:

APPENDIX A

TO

THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

Dated as of July 8, 2010

The following is a list of the fund entities for which the Administrator shall serve under an Administrative Agency Agreement, dated as of July 8, 2010. The specific administrative services that will be provided to each fund entity are as denoted below and further described in Appendix B to the Restated Administrative Agency Agreement. This Appendix A shall replace all prior versions of Appendix A, effective as of [DATE].

Breakdown of Administrative Services Provided
Fund Name	Entity Type	Fund Accounting Services	Portfolio Compliance Monitoring Services	Financial Reporting Services	Tax Support Services	Auction Preferred Shares Testing Services
AllianzGI NFJ Dividend, Interest & Premium Strategy Fund	Massachusetts business trust	✓	✓	✓	✓
AllianzGI Convertible & Income Fund	Massachusetts business trust	✓		✓	✓	✓
AllianzGI Convertible & Income Fund II	Massachusetts business trust	✓		✓	✓	✓
AllianzGI Equity & Convertible Income Fund	Massachusetts business trust	✓		✓	✓
AllianzGI Income & Growth Fund	A series of Allianz Funds, a Massachusetts business trust				✓

APPENDIX A

TO

THE RESTATED ADMINISTRATIVE AGENCY AGREEMENT

Dated as of July 8, 2010 (Cont’d)

The following is a list of the fund entities for which the Administrator shall serve under an Administrative Agency Agreement, dated as of July 8, 2010. The specific administrative services that will be provided to each fund entity are as denoted below and further described in Appendix B to the Restated Administrative Agency Agreement. This Appendix A shall replace all prior versions of Appendix A, effective as of [DATE].

Breakdown of Administrative Services Provided
Fund Name	Entity Type	Fund Accounting Services	Portfolio Compliance Monitoring Services	Financial Reporting Services	Tax Support Services	Auction Preferred Shares Testing Services
AllianzGI Convertible Fund	A series of Allianz Funds Multi-Strategy Trust, a Massachusetts business trust				✓
AllianzGI High Yield Bond Fund	A series of Allianz Funds Multi-Strategy Trust, a Massachusetts business trust				✓
AllianzGI Diversified Income & Convertible Fund	Massachusetts business trust	✓	✓*	✓	✓*

*	Tax and Portfolio Compliance Monitoring Services limited to CPDI (Tax) and Loan/ARPS Leverage Testing (Compliance)

EACH FUND ENTITY LISTED ON THIS APPENDIX A	Acknowledged and agreed in respect of its obligations under Section 6 of the Restated Administrative Agency Agreement, ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	By:
Name:	Name:
Title:	Title:

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